UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

SENSATA TECHNOLOGIES B.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	000-1381272	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 21, 2009 Sensata Technologies, Inc. (“STI”), a wholly-owned indirect subsidiary of Sensata Technologies B.V. (“STBV”) announced that Robert Hureau, age 41, has been appointed Chief Accounting Officer effective May 21, 2009. Since February 2007, Mr. Hureau has served as Vice President, Corporate Controller of STI. From September 2004 to February 2007, Mr. Hureau held several positions at Brooks Eckert Pharmacy, including Vice President Corporate Controller and Vice President Finance.

In connection with his appointment as Chief Accounting Officer, Mr. Hureau was awarded options to acquire 75,000 shares of common stock of Sensata Technologies Holding B.V. at a price of $6.30 per share, pursuant to the First Amended and Restated Sensata Technologies Holding B.V. 2006 Management Option Plan (the “Plan”). Details of the Plan are set forth in STBV’s filings with the SEC, including its annual report on Form 10-K for the period ended December 31, 2008.

A press release dated May 21, 2009 announcing Mr. Hureau’s appointment as Chief Accounting Officer is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of STI, dated May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.

/s/ Jeffrey Cote
Date: May 22, 2009	Name:	Jeffrey Cote
	Title:	Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of STI, dated May 21, 2009